CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption
"Independent Certified Public Accountants" and to the use of our report dated January 5, 2001, in this Annual Report and Registration Statement (File Numbers 33-60592 and 811-7620) of
Kenilworth Fund, Inc.



                                   /s/Grant Thornton LLP
Chicago, Illinois
April 6, 2001